Exhibit 24

                                POWER OF ATTORNEY

      We, the undersigned directors and officers of Peapack-Gladstone Financial Corporation, hereby severally constitute and lawfully appoint Frank A. Kissel and Arthur F. Birmingham, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 of Peapack-Gladstone Financial
Corporation and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Signature                                        Title                             Date
---------------------------------------------  --------------------------------------------  -------------------

           /s/ Frank A. Kissel
---------------------------------------------  Chairman of the Board, Chief Executive          March 12, 2007
              Frank A. Kissel                     Officer and Director


         /s/ Arthur F. Birmingham
---------------------------------------------  Executive Vice President and Chief Financial    March 12, 2007
            Arthur F. Birmingham                  Officer (Principal Financial Officer)

         /s/ Anthony J. Consi II
---------------------------------------------  Director                                        March 12, 2007
            Anthony J. Consi II

             /s/ Pamela Hill
---------------------------------------------  Director                                        March 12, 2007
                Pamela Hill

            /s/ John D. Kissel
---------------------------------------------  Director                                        March 12, 2007
               John D. Kissel

             /s/ James R. Lamb
---------------------------------------------  Director                                        March 12, 2007
               James R. Lamb

           /s/ Edward A. Merton
---------------------------------------------  Director                                        March 12, 2007
              Edward A. Merton

        /s/ F. Duffield Meyercord
---------------------------------------------  Director                                        March 12, 2007
           F. Duffield Meyercord

            /s/ John R. Mulcahy
---------------------------------------------  Director                                        March 12, 2007
              John R. Mulcahy

            /s/ Robert M. Rogers
---------------------------------------------  Director, President and Chief Operating         March 12, 2007
              Robert M. Rogers                  Officer

          /s/ Philip W. Smith III
---------------------------------------------  Director                                        March 12, 2007
            Philip W. Smith III

          /s/ Craig C. Spengeman
---------------------------------------------  Director, President of PGB Trust and            March 12, 2007
             Craig C. Spengeman                 Investments



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